Exhibit 99.1

Caleres Announces Definitive Agreement to Acquire Stuart Weitzman from Tapestry

Advances Caleres’ Strategic Objectives in Brand Portfolio Segment

ST. LOUIS, February 19, 2025 - Caleres, (NYSE: CAL), a market-leading portfolio of consumer-driven footwear brands, today announced it has signed a definitive agreement to acquire Stuart Weitzman from Tapestry , Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands, for $105 million, subject to customary adjustments. The acquisition cements Caleres’ leadership position in women’s fashion footwear, particularly in the contemporary segment of the market.

“I have long admired Stuart Weitzman for the brand’s pivotal role in shaping the footwear industry. As we bring this iconic brand into the Caleres portfolio, we are committed to preserve its legacy of craftsmanship, quality and fit while driving it forward,” said Jay Schmidt, president and CEO of Caleres. “The acquisition of Stuart Weitzman advances our strategic agenda to grow our Brand Portfolio segment with more global and direct-to-consumer reach. Stuart Weitzman will be a lead brand for Caleres, and with this combination the Brand Portfolio segment will generate nearly half of our total revenue and will continue to generate over half of our operating profit. We will leverage our demonstrated, best-in-class footwear capabilities while pursuing category and channel growth. We expect to operate the brand profitably post-integration, and I look forward to partnering with both the Tapestry and Stuart Weitzman teams for a seamless and successful transition.”

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., added, “Stuart Weitzman is an iconic global footwear brand, whose teams have added to the passion, creativity, and craftsmanship of our organization over the last decade. Importantly, as diligent stewards of our portfolio and disciplined allocators of capital, this transaction ensures that all our brands are positioned for long-term success and that we maintain a sharp focus on our largest value creation opportunities. At Tapestry, this means harnessing our position of strength to sustain Coach’s leadership and momentum while reinvigorating Kate Spade to drive durable organic growth and shareholder value. At the same time, we are pleased that we found Stuart Weitzman a home in Caleres – an ideal owner to guide its next chapter of growth.”

The transaction is expected to close in the summer of 2025, and Caleres will fund the acquisition through the company’s revolving credit agreement. The company will provide more details regarding its integration plans and the financial impact of the acquisition after the transaction closes.

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Advisors

BofA Securities is serving as Caleres’s financial advisor and BCLP (Bryan Cave Leighton Paisner) is its legal advisor. Morgan Stanley & Co. LLC is serving as Tapestry, Inc.’s financial advisor and Latham & Watkins LLP is its legal advisor.

Caleres Business Update

Due to the timing of this announcement, Caleres is providing a business update for the year ending February 1, 2025. Caleres expects to report consolidated net sales and earnings per diluted share in line with its most recent guidance. Caleres plans to report earnings on March 19, 2025, before the market opens.

About Caleres

Caleres is a market-leading portfolio of global footwear brands that includes Famous Footwear, Sam Edelman, Allen Edmonds, Naturalizer, Vionic, and more. Our products are available virtually everywhere - in the nearly 1,000 retail stores we operate, in hundreds of major department and specialty stores, on our 15 branded e-commerce sites, and on many additional third-party retail websites. Combined, these brands make Caleres a company with both a legacy and a mission. Our legacy is our more than 140 years of craftsmanship and our passion for fit, while our mission is to continue to inspire people to feel great… feet first. Visit caleres.com to learn more about us.

About Stuart Weitzman

Since 1986, New York City-based global luxury footwear brand Stuart Weitzman has combined its signature artisanal craftsmanship and precise engineering to empower women to stand strong. Having perfected the art of shoemaking for over 35 years, the brand continues to expand its assortment to feature handbags and men’s footwear, all the while staying true to its ethos of inspiring strength and confidence with every step.

About Tapestry, Inc.

Our global house of brands unites the magic of Coach, kate spade new york and Stuart Weitzman.  Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements and expectations regarding the company’s future performance and the performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by general economic conditions and other factors; (ii) inflationary pressures and supply chain disruptions (iii) rapidly changing consumer preferences and purchasing patterns and fashion trends; (iv) supplier concentration, customer concentration and increased consolidation in the retail industry; (v) intense competition within the footwear industry; (vi) foreign currency fluctuations; (vii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China and other countries, where the company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (viii) cybersecurity threats or other major disruption to the company’s information technology systems including those related to our ERP upgrade; (ix) the ability to accurately forecast sales and manage inventory levels; (x) a disruption in the company’s distribution centers; (xi) the ability to recruit and retain senior management and other key associates; (xii) the ability to secure/exit leases on favorable terms; (xiii) the ability to maintain relationships with current suppliers; (xiv) transitional challenges with acquisitions and divestitures; (xiv) changes to tax laws, policies and treaties; (xvi) our commitments and shareholder expectations related to environmental, social and governance considerations; (xvii) compliance with applicable laws and standards with respect to labor, trade and product safety issues; and (xvii) the ability to attract, retain, and maintain good relationships with licensors and protect our intellectual property rights. The company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the company’s Annual Report on Form 10-K for the year ended February 3, 2024, which information is incorporated by reference herein and updated by the company’s Quarterly Reports on Form 10-Q. The company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

Caleres Investor Contact
Liz Dunn
ldunn@caleres.com

Caleres Media Contact
Kelly Malone
kmalone@caleres.com

Tapestry Investor Contact
Christina Colone
ccolone@tapestry.com

Tapestry Media Contact
Jennifer Leemann
jleemann@tapestry.com